Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284054

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 26, 2024)

Up to $60,000,000

Common Stock

INNO HOLDINGS INC.

INNO Holdings Inc. (the “Company” or “we” or “our” or “us”) has entered into an “at the market” sales agreement (the “Sales Agreement”), dated May 15, 2026, with Aegis Capital Corp. (the “Sales Agent”), acting in its capacity as a sales agent, relating to the offer and sale of shares of the Company’s common stock, no par value (“Common Stock”), offered from time to time pursuant to this prospectus supplement and the accompanying prospectus, to or through the Sales Agent as agent or principal. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $60,000,000 from time to time through the Sales Agent, representing the maximum offering amount under the Sales Agreement.

We are a holding company incorporated in the State of Texas with no material operations of our own and not a Hong Kong operating company. Our operations are currently conducted in Hong Kong through our wholly owned Hong Kong subsidiaries. Under this holding company structure, investors in our common stock are purchasing equity interests in the Texas holding company. This holding company structure involves unique risks to investors and investors may never hold equity interests directly in our Hong Kong operating subsidiaries. PRC regulatory authorities could disallow our structure which, in turn, would likely result in a material change in our operations or the value of our securities. In such an event, the value of our common stock you invest in could significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission (the “CSRC”), if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to continue to trade on Nasdaq, which would likely cause the value of our securities to significantly decline or become worthless.

Our holding company corporate structure and the fact that our operations are all conducted through our Hong Kong operating subsidiaries subject investors to legal and operational risks associated with us being based in Hong Kong. Hong Kong’s legal and regulatory framework, including its evolving relationship with the PRC government as a special administrative region of the PRC, may result in changes to laws, regulations or policies that could materially and adversely affect our business, financial condition and results of operations. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, financial condition and results of operations and/or the value of our securities. Any such actions by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks, uncertainties and challenges associated with our operations in Hong Kong, see “Risk Factors—Risks Related to Our Operations in Hong Kong” in this prospectus supplement.

Sales of our Common Stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate of three percent (3.0%) of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. In connection with the sale of the Common Stock on our behalf, the Sales Agent will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-30 of this prospectus supplement for more information.

The Company is authorized to issue 1,000,000,000 shares of capital stock, all of which are designated as common stock. As of the date of this prospectus supplement, 4,520,698 shares of common stock were issued and outstanding.

Our Common Stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “INHD.” The closing price of our common stock on May 14, 2026, as reported by Nasdaq, was $1.46 per share.

As of December 15, 2025, the date we filed our latest annual report on Form 10-K for the fiscal year ended September 30, 2025, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $117,296,550, which we calculated based on 97,948,480 outstanding shares of common stock on a pre-reverse split basis as of December 15, 2025, of which 97,747,125 shares were held by non-affiliates, and a price per share of $1.2 as of October 20, 2025, which is a date within the previous 60 days of December 15, 2025. We are therefore currently not subject to the limitations under General Instruction I.B.6. of Form S-3.

As of the date of this prospectus supplement, we have offered an aggregate of approximately $50,872,727 of securities pursuant to our registration statement on Form S-3 (File No. 333-284054) filed with the U.S. Securities and Exchange Commission (“SEC”) on December 26, 2024 and declared effective by the SEC on January 10, 2025, including: (i) $529,000 of shares pursuant to a prospectus supplement filed on June 4, 2025; (ii) $1,200,000 of shares pursuant to a prospectus supplement filed on June 17, 2025; (iii) $1,536,000 of shares pursuant to a prospectus supplement filed on August 26, 2025; (iv) $7,200,000 of securities (comprising shares of Common Stock and pre-funded warrants that have all been exercised as of the date of this prospectus supplement) pursuant to a prospectus supplement filed on September 11, 2025; (v) approximately $39,675,127 of shares pursuant to a prospectus supplement filed on November 13, 2025; and (vi) $732,600 of shares pursuant to a prospectus supplement filed on January 20, 2026.

We intend to use the proceeds from this offering for general corporate purposes, including working capital, daily operations and business expansions. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

The date of this prospectus supplement is May 15, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any prospectus supplement or amendment thereof. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of thereof or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-284054) that we filed with the U.S. Securities and Exchange Commission, or the SEC, which was declared effective by the SEC on January 10, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus in this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated By Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	generally, when we refer to this prospectus in this prospectus supplement, we are referring to both the prospectus supplement and the prospectus combined;

●	all references to “Inno Holdings Inc.,” “INNO,” the “Company,” “we,” “us,” “our” or other similar terms refer to Inno Holdings Inc., the holding company of our group and a holding company incorporated in the State of Texas without operations of its own;

●	“year” or “fiscal year” means the year ending September 30th; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “may,” “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	Other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUPPLEMENT SUMMARY

Our Business

We are a holding company incorporated in the State of Texas with no material operations of our own and not a Hong Kong operating company. Our operations are currently conducted in Hong Kong through our wholly owned Hong Kong subsidiaries. Under this holding company structure, investors in our common stock are purchasing equity interests in the Texas holding company. This holding company structure involves unique risks to investors and investors may never hold equity interests directly in our Hong Kong operating subsidiaries. PRC regulatory authorities could disallow our structure which, in turn, would likely result in a material change in our operations or the value of our securities. In such an event, the value of our common stock you invest in could significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission (the “CSRC”), if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to continue to trade on Nasdaq, which would likely cause the value of our securities to significantly decline or become worthless.

Additionally, our holding company structure may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against our subsidiaries, primarily our Hong Kong operating subsidiaries, or to effect service of process on the officers and directors managing the foreign subsidiaries.

We have not had and do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity.

Through our Hong Kong operating subsidiaries, we are an innovative technology company that engages in the business of recycled consumer electronic devices. Our Hong Kong operating subsidiaries source and purchase pre-owned consumer electronic devices such as smartphones and tablets from suppliers and sell the electronic devices to wholesalers that re-sell these products to their wholesale and/or retail customers in Southeast Asia, Middle East Asia, Europe and other regions. Our business of recycled consumer electronic devices is carried out through two Hong Kong-based wholly-owned operating subsidiaries Lear Group Limited and Baymax High Technology Co., Limited, acquired by the Company in October and December 2024, respectively.

The recycled consumer electronic devices offered by our Hong Kong operating subsidiaries include smartphones (various models of iPhone) and tablets (various models of iPad). Our Hong Kong operating subsidiaries, Lear Group Limited and Baymax High Technology Co., Limited, are located in one of the busiest ports in the world, Hong Kong, which enjoys the advantage of duty-free status and serves as a major hub for the global recycled electronic devices industry. Recycled consumer electronic devices vary greatly in their quality. Our business strategy, through our Hong Kong operating subsidiaries, is purchasing and selling high quality like-new electronic devices that have minimal signs of use, scratches, cracks or scuffs to the screen or rear housing.

Through our Hong Kong operating subsidiaries, we have built a solid business model of recycling and reselling smartphones and tablets. With the experience and capital gained over the years, our Hong Kong operating subsidiaries plan to further diversify their product portfolio by participating in laptops, such as MacBook, and other accessories, such as smartwatches and headphones.

Previously the Company engaged in the business of manufacturing cold-formed-steel and offering a range of services required to transform raw materials into precise steel framing products and prefabricated homes. In the second quarter of 2025, the Company decided to discontinue its cold-formed-steel business and sold all of the Company’s ownership in the subsidiaries through which the Company conducted its cold-formed-steel business. From March 2025 till April 2025, the Company completed the disposition of all its ownership or membership interests in its former wholly- and partially-owned subsidiaries, namely Inno Metal Studs Corp, Inno AI Tech Corp., Inno Disrupts Inc., and Castor Building Tech LLC.

Recent Developments

April 2026 Reverse Stock Split

On April 30, 2026, we filed a Certificate of Amendment to the Certificate of Formations of the Company with the Secretary of State of the State of Texas that provides for a 1-for-20 reverse stock split (the “April 2026 Reverse Stock Split”) of our issued and outstanding shares of Common Stock. The April 2026 Reverse Stock Split became effective on May 4, 2026 at 09:30 a.m., Eastern Time. The new CUSIP number for the Common Stock following the April 2026 Reverse Stock Split is 4576JP406. Upon effectiveness of the April 2026 Reverse Stock Split, every twenty (20) shares of our issued and outstanding Common Stock were reclassified and combined into one (1) share of Common Stock. Accordingly, the number of issued and outstanding shares of Common Stock of the Company was reduced from 50,413,224 shares before the April 2026 Reverse Stock Split to 2,520,662 shares after the April 2026 Reverse Stock Split, plus 35 additional shares that were issued at the participant level after rounding. No fractional shares were issued.

Change of Director

Effective as of April 16, 2026, Mr. Tao Tu resigned from his position as the director of the Company. Following Mr. Tu’s resignation, Mr. Tu also stepped down from his positions on the Audit Committee and Compensation Committee of the Company. Mr. Tu’s resignation was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices. The Company’s board of directors has appointed Mr. Shenghui Zhu to serve as a director of the Company to fulfill the vacancy on the board following Mr. Tu’s departure. Mr. Zhu will also serve on the Company’s Audit Committee and Compensation Committee as an independent director. The board approved Mr. Zhu’s appointment on April 20, 2026.

S-3

March 2026 Stockholder Approvals

On March 2, 2026, we held our virtual 2026 Annual Stockholder Meeting, which was duly convened in accordance with our Certificate of Formations and bylaws, as amended. At the meeting, our stockholders approved, among others, (i) the election of Ding Wei, Mengshu Shao, Yufang Qu, Tao Tu and Yongbo Mo as our directors; (ii) ratification of the selection by our board of directors of JWF Assurance PAC as its independent auditor for the fiscal year ending September 30, 2026; (iii) amendment to our Certificate of Formation to increase our authorized share capital to 1,000,000,000 shares of common stock, with no par value; (iv) granting our board of directors the full authority and sole discretion to cause the Company’s Certificate of Formation to be amended to effectuate one or more reverse stock split(s) of the outstanding shares of common stock within two (2) years from the date of the meeting at the reverse stock split ratio and effective time as the board may determine in its sole discretion (provided always that the accumulated reverse stock split ratios for all such reverse stock splits shall not be less than 1-for-2 nor greater than 1-for-4000, subject to rounding and fractional share treatment); and (v) our 2026 Omnibus Incentive Plan. Details of the foregoing matters as approved by our stockholders have been discussed in our proxy statement filed with the SEC on February 13, 2026.

January 2026 Registered Direct Offering

On January 16, 2026, we entered into a Securities Purchase Agreement (the “January 2026 SPA”) with each of certain four (4) investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the investors (the “January 2026 Offering”), an aggregate of 1,332,000 shares of our Common Stock on a post-split basis, at a purchase price of $0.55 per share. The January 2026 Offering was made pursuant to a prospectus supplement filed with the SEC on January 20, 2026, pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. There was no placement agent involved in the January 2026 Offering. The closing of the offering occurred on January 21, 2026, in accordance with the terms and conditions set forth in the Securities Purchase Agreement with each investor. Upon closing of the offering, the Company received $732,600 in net proceeds for the issuance of 1,332,000 shares of the Company’s common stock in aggregate to the four (4) investors.

December 2025 PIPE

On December 26, 2025, we entered into a securities purchase agreement (the “PIPE SPA”) with each of ten (10) non-U.S. investors relating to the issuance and sale of an aggregate of 3,000,000 shares of Common Stock on a post-split basis, at the market price of $1.31 per share, which was the closing price of the Common Stock on Nasdaq immediately prior to the execution of the PIPE SPA, for an aggregate purchase price of $3,930,000 (the “PIPE Transaction”). Immediately upon closing of the PIPE Transaction, the Company had a total of 7,081,224 shares of Common Stock issued and outstanding on a post-split basis.

December 2025 Reverse Stock Split

On December 18, 2025, the Company filed an amendment to its certificate of formation with the Secretary of State of the State of Texas to effect a 1-for-24 reverse stock split, such that every holder of twenty-four (24) shares of common stock shall receive one (1) share of common stock after the reverse stock split, subject to rounding. No fractional shares were issued; instead, any fractional entitlements were rounded up to the next highest whole number at the participant level. The reverse stock split became effective on December 22, 2025 at 12:01 a.m., Eastern Time. Immediately upon effectiveness of the reverse stock split, the Company had a total of 4,081,224 shares of Common Stock issued and outstanding on a post-split basis.

At-the-Market Offering

On November 12, 2025, we entered into a sales agreement (the “Previous ATM Sales Agreement”) with Aegis Capital Corp. (the “ATM Sales Agent”), pursuant to which the Company may offer and sell, from time to time, to or through the ATM Sales Agent, shares of the Company’s common stock, with no par value, having an aggregate offering price of up to $50.0 million (the “Previous ATM Offering”). The Previous ATM Offering was made pursuant to a prospectus supplement dated November 13, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. As of the date of this prospectus supplement, the Previous ATM Sales Agreement has been terminated according to its terms and conditions, and we have received approximately $39,675,127 from the ATM Offering.

September 2025 Registered Direct Offering

On September 10, 2025, we entered into a Securities Purchase Agreement (the “September 2025 SPA”) with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “September 2025 Offering”), an aggregate of 1,200,000 shares of our Common Stock, at a purchase price of $3.60 per share and pre-funded warrants to purchase up to 800,000 shares of Common Stock, at a purchase price of $3.59999 per pre-funded warrant (equal to $3.60 minus the exercise price of $0.00001 per pre-funded warrant). The September 2025 Offering was made pursuant to a prospectus supplement dated September 11, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. The September 2025 Offering closed on September 11, 2025 and the Company received net proceeds of approximately $6.7 million. As of the date of this prospectus supplement, all pre-funded warrants issued in the September 2025 Offering have been exercised.

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August 2025 Stockholder Approvals

On August 11, 2025, the Company convened a Special Meeting of Stockholders. At the meeting, stockholders approved (i) a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-25, to be effected at the discretion of the Board of Directors, and (ii) a potential issuance of up to an aggregate of 25,000,000 shares of common stock under the Standby Equity Purchase Agreement in order to comply with Nasdaq Listing Rule 5635(d). These approvals provide the Board with discretion to implement a reverse stock split and to issue additional shares under the SEPA (as hereinafter defined), which may affect the Company’s capital structure and result in dilution to existing stockholders.

July Standby Equity Purchase Agreement (the “July 2025 SEPA”)

On July 4, 2025, we entered into the July 2025 SEPA with the Investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $6 million of shares of our common stock to the Investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price (as defined in Nasdaq rules) of $1.20, subject to specified limitations and conditions, including a $0.5 million minimum per drawdown and a 9.99% beneficial ownership cap per investor. The July 2025 SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. As of the date of this prospectus supplement, we have issued 3,200,000 shares of our common stock under the July 2025 SEPA.

June 2025 Registered Direct Offering

On June 2, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “June 2025 Offering”), an aggregate of 1,058,000 shares (the “June 2025 Shares”) of its common stock at a purchase price per share of $0.50. The June 2025 Shares were offered pursuant to a prospectus supplement dated June 4, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. The June 2025 Offering closed on June 6, 2025 and the Company received gross proceeds of $529,000.

Disposition of Investments

On April 8, 2025, we entered into a Share Purchase Agreement (the “IDI Agreement”) with Strucraft Group Limited and Inno Disrupts Inc., a Texas corporation and our wholly owned subsidiary (“IDI”). Pursuant to the IDI Agreement, we sold all of the issued and outstanding shares of IDI, to Strucraft Group Limited for an aggregate purchase price of $100.

On March 28, 2025, we entered into a Membership Interest Purchase Agreement (the “Agreement with CM”) with Strucraft Group Limited, a Marshall Islands limited corporation (the “Buyer”), and Core Modu LLC, a Texas limited liability company (“CM”). Pursuant to the Agreement with CM, we sold all of the membership interests we own in CM, which represents 15% of the outstanding membership interest in CM, to the Buyer for an aggregate purchase price of $700,000, payable in four equal installments with the initial payment due on March 31, 2025, the closing date. In addition, on the same date, we entered into a separate Membership Interest Purchase Agreement (the “Agreement with CBT”) with the Buyer and Castor Building Tech LLC, a California limited liability company (“CBT”). Pursuant to the Agreement with CBT, we sold all of the membership interests we own in CBT, which represents 55% of the outstanding membership interest in CBT, to the Buyer for an aggregate purchase price of $1,000. The transactions contemplated by the Agreement with CBT closed on March 31, 2025.

2025 Omnibus Incentive Plan

In February 2025, our Board adopted, and our stockholders subsequently approved on March 17, 2025, the Inno Holdings Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), which provides for the issuance of equity awards, including options, restricted stock, stock appreciation rights, restricted stock units, performance awards and other stock-based awards, to eligible directors, officers, employees and consultants. The 2025 Plan is intended to encourage our profitability and growth through short-term and long-term incentives that are consistent with our objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants and give the Company a significant advantage in attracting and retaining key employees, officers, directors and consultants. The maximum number of shares of common stock initially reserved for issuance under the 2025 Plan is 880,000 shares, which shall automatically increase on the first (1st) trading day of January of each calendar year during the term of the 2025 Plan, beginning in 2026, by an amount equal to the lesser of (i) 20% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year and (ii) a maximum of 5,000,000 additional shares, as determined by the administrator of the 2025 Plan, minus the total number of reserved and available shares under the Inno Holdings Inc. 2023 Omnibus Incentive Plan. As of the date of this prospectus supplement, 880,000 shares of our common stock have been issued under the 2025 Plan.

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Disposition of Subsidiaries

On March 4, 2025, we entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to the Buyer for an aggregate purchase price of $1,000 in cash.

January Standby Equity Purchase Agreement (“January 2025 SEPA”)

On January 28, 2025, we entered into the January 2025 SEPA with the Investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $15 million of shares of our common stock to the Investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price, or $3.75, subject to specified limitations and conditions, including a $1 million minimum per drawdown and a 9.99% beneficial ownership cap per investor. The January 2025 SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. No shares have been issued under the January 2025 SEPA as of the date of this prospectus supplement.

Dismissal and Appointment of Independent Registered Public Accounting Firm

On January 13, 2025, we dismissed Simon & Edward, LLP as our independent registered public accounting firm, effective immediately. On January 13, 2025, the Audit Committee of the Board approved the engagement and appointment of JWF Assurance PAC to serve as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2025.

Departure and Appointment of Certain Officer and Directors

On January 3, 2025, the Board accepted the resignation of Tianwei Li from his position as our Chief Financial Officer. In addition, the Board appointed Mengshu Shao to fill the Chief Financial Officer vacancy and to hold such position until her resignation, removal or the appointment of her successor.

Business Developments

On December 13, 2024, we announced that the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. Furthermore, since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

On August 6, 2025, Lear Group Limited (“Lear”), the Company’s subsidiary, entered into an equity investment agreement (the “EIA”) with a company (the “Target Company”) based in Hong Kong and engaged in the technological development and sales of electronic products. Under the EIA, Lear invested $1.2 million to acquire a 15% equity interest in the Target Company. This investment is intended to strengthen our market presence in Hong Kong and further enhance our opportunities for business collaborations.

On February 2, 2026, the Company entered into an equity investment agreement with Megabyte Solutions Limited (“Megabyte”), securing a 14.28% ownership interest in Megabyte, and for which the Company does not have the ability to exercise significant influence. The investment totalled $3 million.

Corporate Information

Our principal executive office is RM1, 5/F, No. 43 Hung To Road, Kwun Tong, Kowloon, Hong Kong 999077. Our corporate website address is https://www.innoholdings.com. Our telephone number is +852-54795450.

Corporate Structure

The Company was incorporated in Texas on September 8, 2021. It originally had three subsidiaries, Inno Metal Studs Corp (“IMSC”), Castor Building Tech LLC (“CBT”), and Inno Research Institute LLC (“IRI”).

On January 21, 2024, the Company established Inno Disrupts Inc., a wholly owned subsidiary in Texas (“IDI”). The purpose of Inno Disrupts Inc. is to remodel buildings using the Company’s framing steel products, enhance producing and marketing capabilities, manage the designated buildings in US, and other activities.

On January 27, 2024, the Company and the minority shareholder of IRI agreed to dissolve IRI, a subsidiary of IMSC with 65% ownership. The R&D activities previously carried out by IRI will be transferred to the new subsidiary, Inno AI Tech Corp.

S-6

On February 11, 2024, the Company formed Inno AI Tech Corp., a wholly owned entity in Texas to conduct AI tech research and consulting activities.

On October 18, 2024, the Company completed the acquisition of 10,000 shares of Lear Group Limited (“Lear”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Lear became a wholly-owned subsidiary of the Company. The acquisition of Lear was undertaken to support the Company’s entry into a new business initiative focused on electronic product trading.

On December 13, 2024, the Company completed the acquisition of 10,000 shares of Baymax High Technology Co., Limited (“Baymax”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Baymax became a wholly-owned subsidiary of the Company.

On March 4, 2025, the Company entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to Architectix Limited for an aggregate purchase price of $1,000 in cash.

On March 28, 2025, the Company entered into a Membership Interest Purchase Agreement with Strucraft Group Limited, pursuant to which the Company sold all the membership interest it owns in CBT, which represents 55% of the outstanding membership interest in CBT, for an aggregate purchase price of $1,000 in cash.

On April 8, 2025, we entered into a Share Purchase Agreement (the “IDI Agreement”) with Strucraft Group Limited and Inno Disrupts Inc., a Texas corporation and our wholly owned subsidiary (“IDI”). Pursuant to the IDI Agreement, we sold all of the issued and outstanding shares of IDI, to Strucraft Group Limited for an aggregate purchase price of $100 in cash.

On January 5, 2026, the Company incorporated a new wholly-owned subsidiary, Equicap Holdings Limited, in the British Virgin Islands.

On January 20, 2026, the Company incorporated a new wholly-owned subsidiary, ApexVest Holdings Limited, in the British Virgin Islands.

Below is the corporate structure of the Company as of the date of this prospectus supplement:

Going Concern

As disclosed in the notes to our consolidated financial statements of our 2025 Annual Report, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This determination is based on our recurring losses from operations, negative cash flows and current liquidity position. These conditions raise substantial doubt about our ability to continue as a going concern within the twelve (12) months after the date that our financial statements are issued. Our management has evaluated plans to alleviate these conditions, including (i) seeking additional capital through equity or debt financings; (ii) pursuing strategic investments or partnerships; (iii) improving operating cash flows through cost control measures and operational efficiencies; and (iv) exploring other financing alternatives. However, there can be no assurance that such plans will be successfully implemented or will be sufficient to mitigate the conditions described above.

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, and/or obtaining additional financing from its shareholders or other sources, as may be required.

We may be required to raise additional capital to continue to fund operations and capital expenditure. The uncertainties surrounding our ability to access capital when needed creates substantial doubt about our ability to continue as a going concern. We may be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Information Regarding our Capitalization

As of the date of this prospectus supplement, we have 1,000,000,000 shares of Common Stock authorized, of which 4,520,698 shares of our Common Stock are currently issued and outstanding.

S-7

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

S-8

THE OFFERING

Issuer	Inno Holdings Inc., a Texas holding corporation

Common stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $60,000,000. The actual number of shares of our Common Stock issued and sold, if any, will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time, at market prices, subject to a minimum price agreed with the Sales Agent, to or through the Sales Agent. Please see “Plan of Distribution” on page S-30.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate purposes.

Risk Factors:	You should carefully consider the information set forth in this prospectus supplement and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference herein before deciding whether or not to invest in shares of our Common Stock.

Transfer agent and registrar:	VStock Transfer, LLC

Nasdaq Capital Market symbol:	“INHD”

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks listed below and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus. There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material. If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to this Offering and our Common Stock

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The shares of our Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-9

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and historical negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As disclosed in the notes to our consolidated financial statements in our 2025 Annual Report, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. As of September 30, 2025, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. Based on our current operating and investing plan, the management has concluded that substantial doubt is not alleviated regarding the Company’s ability to continue as a going concern for 12 months from the date of issuance of these financial statements. While we had cash and cash equivalents of $31,935,158 as of March 31, 2026, we may continue to incur operating losses and we are uncertain if we will generate sufficient cash inflows, and our liquidity will depend on, among other factors, the scale of our operations and our capability to generate revenues, our cost and expense levels and capital expenditure requirements, and our capability to raise additional capital through equity or debt financing. We may require additional financing to meet our working capital and capital expenditure needs over the next twelve months. The existence of substantial doubt about our ability to continue as a going concern may adversely affect our ability to obtain additional financing on acceptable terms, or at all, as potential investors and lenders may view our financial condition as high risk. As a result, any financing that may be available to us could be on terms that are significantly dilutive to existing stockholders, contain restrictive covenants or otherwise limit our operational or financial flexibility. In addition, if we are unable to secure adequate funding, we may be required to reduce or delay operating activities, scale back growth initiatives, defer capital expenditures, or otherwise modify our operations, any of which could materially and adversely affect our business, financial condition and results of operations.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuation, trading of our common stock could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all.

Our stock prices have experienced substantial volatility in the past, often based on factors that we believe are unrelated to our business or financial performance or prospects. We believe that trading in our stock has been and will likely continue to be subject to significant volatility. These factors include macroeconomic developments in North America, Hong Kong and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our common stock include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us, a reduction in trading volume and general market interest in our common stock may affect an investor’s ability to trade significant numbers of shares of our common stock; the size of our public float may limit the ability of some institutions to invest in our common stock. As a result of any of these factors, the market price of our common stock at any given point in time may not accurately reflect our long-term value. The price of our common shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common stock. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

The market price of our common stock is affected by many other variables which we believe are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for shares of our common stock and the attractiveness of alternative investments. The effect of these and other factors on the market price of our common stock is expected to make our common stock price volatile in the future, which may result in losses to our investors.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our common stock.

The sale or availability for sale of substantial amounts of our shares in the public market or exercise of common stock warrants and options or settlement of restricted stock units, if any, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. As of the date of this prospectus supplement, we had 4,520,698 outstanding shares of common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock, including, without limitation, shares of common stock pursuant to the SEPA. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of our share of Common Stock in this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

We may issue and sell shares of our Common Stock for aggregate gross proceeds of up to $60,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of Common Stock, or our ability to issue these new shares of Common Stock in this offering, could have the effect of depressing the market price of our Common Stock.

We are subject to regulations and continued requirements as our Common Stock is listed and traded on the Nasdaq Capital Market.

We are required to meet the continued listing standards for the Nasdaq Capital Market. If we fail to meet the continued listing standards, we may be found delinquent by Nasdaq or we may even face delisting by Nasdaq. The Nasdaq Capital Market requires that the average closing price of its listed common stock remain above $1.00 over a 30 consecutive business day period. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements standards, our Common Stock could be subject to delisting. Delisting would have a negative effect on the price of our Common Stock and would impair your ability to sell our Common Stock when you wish to do so.

We have effected reverse stock splits in the past and may be required to effect additional reverse stock splits in the future to maintain compliance with Nasdaq’s continued listing requirements.

Nasdaq rules require listed companies to maintain a minimum bid price of $1 per share for their common stock. We have effected multiple reverse stock splits of our outstanding Common Stocks in the past. If our Common Stock fails to meet this or other continued listing requirements, we may choose to implement one or more reverse stock splits in the future in order to regain or maintain compliance. There can be no assurance that any such reverse stock split would result in a sustained increase in our stock price sufficient to maintain compliance with Nasdaq’s requirements. Historically, companies that effect reverse stock splits often experience a subsequent decline in the market price of their common stock. In addition, a reverse stock split may reduce the liquidity of our common stock, increase stock price volatility, and negatively affect investor perception. Furthermore, the implementation of excessive reverse stock splits could reduce or eliminate our ability to qualify for compliance periods to cure any future non-compliance with Nasdaq’s minimum bid price requirements. If we are unable to maintain compliance with Nasdaq’s continued listing requirements, our common stock could be delisted, which would likely reduce its liquidity and market price and adversely affect our ability to raise capital and the value of our stockholders’ investment.

There is no assurance that the Company will be profitable or that dividends will be paid.

There is no assurance that we will be profitable or that we will pay dividends. We may not earn profits in the future, and any profitability, if achieved, may not be sustained. Future revenues may be insufficient to generate the funds required to continue our business development and marketing activities. Even if we become profitable, we do not currently intend to pay cash dividends, and any decision to do so would be at the discretion of our board of directors based on our financial condition, results of operations, capital requirements, and other relevant factors. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts, delay or curtail development activities, seek additional financing on unfavorable terms, or forego certain business opportunities.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past, companies that experienced volatility in the market price of their securities were subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

S-10

Risks Related to Our Operations in Hong Kong

We are a Texas holding company with no material operations of our own and not a Hong Kong operating company. Our operations are conducted in Hong Kong primarily through our wholly-owned Hong Kong operating subsidiaries. There are legal and operational risks associated with our corporate structure as well as being based in and having the majority of our operations in Hong Kong.

We are a Texas holding company with no material operations of our own and not a Hong Kong operating company. Our operations are conducted primarily in Hong Kong through our wholly-owned Hong Kong operating subsidiaries. Our stockholders own equity interests in only our Texas holding company, instead of securities of the operating entities in Hong Kong. Although Hong Kong maintains a distinct legal and regulatory system from mainland China, it is a special administrative region of the People’s Republic of China, and is subject to certain political and regulatory developments in China. As a result, changes in the laws, regulations, or policies of the PRC government, or their interpretation and enforcement, could impact our operations in Hong Kong. Accordingly, we are still subject to certain legal and operational risks associated with business operations in China and the Chinese regulatory authorities could disallow our holding corporate structure, which could cause the value of our securities to significantly decline or become worthless.

A portion of our assets are located in Hong Kong and all of our officers and directors reside either in mainland China or in Hong Kong. As a result, it may be difficult for stockholders to enforce any judgment obtained in the United States against us, our officers or directors, which may limit the remedies otherwise available to our stockholders.

A portion of our assets are located in Hong Kong. Moreover, our current directors and officers are Chinese nationals and currently reside in mainland China and/or Hong Kong. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon our subsidiaries or any individuals. In addition, there is uncertainty as to whether the courts of Hong Kong or the PRC would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

PRC regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our common stock and could cause the value of our common stock to significantly decline or become worthless.

Our holding company structure involves unique risks to investors and investors may never hold equity interests in our Hong Kong operating subsidiaries. We are a Texas holding company incorporated with no material operations of our own and not a Hong Kong operating company. Our operations are conducted primarily in Hong Kong through our wholly-owned Hong Kong operating subsidiaries. PRC regulatory authorities could disallow our holding corporate structure which, in turn, would likely result in a material change in our operations or the value of our common stock. In such an event, the value of our common stock you invest in could significantly decline or become worthless.

Laws regulating foreign investment in China include the PRC Foreign Investment Law effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. Our holding company structure involves unique risks to investors and investors may never hold equity interests in our Hong Kong operating subsidiaries. We are a Texas holding company incorporated with no material operations of our own and not a Hong Kong operating company. Our operations are conducted primarily in Hong Kong through our wholly-owned Hong Kong operating subsidiaries. PRC regulatory authorities could disallow our holding corporate structure which, in turn, would likely result in a material change in our operations or the value of our common stock. In such an event, the value of our common stock you invest in could significantly decline or become worthless.

S-11

Laws regulating foreign investment in China include the PRC Foreign Investment Law effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While we do not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether our industry will be named in an updated “negative list” to be issued in the future. If our industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that we would be unable to do business in China as we are currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our common stock. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in mainland China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the common stock you invest in may significantly decline or become worthless.

If any new laws and/or regulations on foreign investments in the PRC are promulgated and implemented and become applicable to our operations, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our common stock. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in Hong Kong, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the common stock you invest in may significantly decline or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

All of our current operations are conducted in Hong Kong, and are governed by PRC laws, rules and regulations applicable to the Hong Kong special administrative region. We are subject to laws, rules and regulations applicable to foreign investment in China. There are prominent legal and operational uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations that are associated with our operations being in Hong Kong. For example, we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

S-12

We are subject to risks arising from the legal system in China where there are risks and uncertainties regarding the enforcement of laws including where the Chinese government can change the rules and regulations in China and Hong Kong, including the enforcement and interpretation thereof, at any time with little to no advance notice and can intervene at any time with little to no advance notice. There are also risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and Data Security Law, may target the Company’s corporate structure and impact our ability to conduct business in Hong Kong, accept foreign investments, or list on an U.S. or other foreign exchange. By way of example, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On January 4, 2022, the CAC, in conjunction with 12 other government departments, issued the New Measures for Cybersecurity Review (the “New Measures”) on January 4, 2022. The New Measures amends the Draft Measures released on July 10, 2021 and became effective on February 15, 2022. The business of our subsidiaries is not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) we do not have one million individual online users of our products and services in Hong Kong; (ii) we do not possess a large amount of personal information in our business operations. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than Renminbi (“RMB”) 400 million. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

While Hong Kong currently operates under a separate legal framework from mainland China, there remains the possibility that Hong Kong’s legal framework will become more closely aligned with the legal framework of mainland China, including their interpretation, implementation, and enforcement. Changes to Hong Kong’s legal or regulatory frameworks may be introduced with limited or no advance notice. Our operations may also be influenced by the current and future political and regulatory environment in mainland China. Should regulatory requirements from mainland China be extended to Hong Kong-based companies such as ours, this could create uncertainty regarding potential future restrictions on capital flows, foreign listings, or operational requirements. Such developments may affect various aspects of our business, including taxation, import and export controls, healthcare and environmental regulations, land use, and property ownership rights. We may also face increased compliance obligations, operational disruptions, or limitations on our ability to access international capital markets. As a result, our business, financial condition, results of operations, the value of our securities, and our ability to offer or continue to offer securities to investors may be materially and adversely affected.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could render our securities and your investment in our securities worthless.

S-13

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 40 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

There remain uncertainties as to whether we will be required to obtain approvals from the PRC authorities to offer securities in the U.S. in the future, and if required, we cannot assure you that we will be able to obtain such approval. We or our subsidiaries may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our common stock to investors and cause the value of our common stock to significantly decline or be worthless.

Although we have no operations in mainland China as our operating subsidiaries are in Hong Kong, nor do we have plan to expand our business to mainland China in foreseeable future, our business operations may be adversely affected by the current and future political environment in mainland China. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with short notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (the “PIPL”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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We do not have any operation in mainland China as we conduct all our business and operations through our operating subsidiaries based in Hong Kong. As such, our management believes that we and our operating subsidiary will not be deemed to be an “operator of critical information infrastructure” or an “data processor” carrying out data processing activities, and we do not expect to be subject to cybersecurity review by the CAC for this Offering, given that (i) we conduct our operations through our operating subsidiaries in Hong Kong; (ii) our Hong Kong subsidiaries do not place any reliance on collection and processing of any personal information to maintain its business operation; (iii) data processed in the business of our Hong Kong subsidiaries should not have a bearing on national security nor affect or may affect national security; (iv) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong; and (v) as of the date hereof, neither we nor our operating subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Our management is also of the view that our Hong Kong subsidiaries in Hong Kong are not required to obtain any permissions or approvals from Hong Kong authorities nor any PRC authorities to issue our common stock in the U.S. through public or private offerings in the U.S., including the CAC or the CSRC for the following reasons: (i) we are headquartered in Hong Kong with no operation in mainland China; (ii) we are not controlled by any companies or individuals of Mainland China; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Hong Kong subsidiaries in Hong Kong, and we have not generated revenues or profits from Mainland China; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As of the date hereof, neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted us in connection with our operations.

However, given the uncertainties arising from the legal systems in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and the scope of enforcement of the Trial Administrative Measures, the PIPL, and other relevant PRC data privacy, cybersecurity laws and regulations. It is uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also uncertain and unpredictable what the potential impacts of any such modified or new laws and regulations will have on the daily business operations of our operating subsidiary and the listing of our common stock. As the Trial Administrative Measures are recently issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements in the future, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the abovementioned situations that prohibits overseas listing and offering applies to us.

We are currently not required to obtain permissions or approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. Specifically, we are currently not required to obtain any permissions or approvals from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, we cannot assure you that we will not be subject to the regulation of relevant PRC regulatory authorities in the future. Nor can we guarantee that we will continue to comply with potential additional requirements, if any, in a timely manner. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented. We may fall short of our current understanding of relevant PRC government requirements. If we were deemed as an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are later deemed to be applicable to us, then our business operations and the listing of our common stock. could be subject to potential cybersecurity reviews by the CAC. In the event that we are subject to any such mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we could be further required to suspend our relevant business, shut down our website, or face other kinds of penalties that could materially and adversely affect our business, financial condition, and results of operations.

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Furthermore, if the Trial Administrative Measures, the Measures for Cybersecurity Review (2021), and the PIPL become applicable to us, our operation and the listing of our common stock could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our operating subsidiary become subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase our operating costs, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there was such significant change to the current political arrangements between Mainland China and Hong Kong, or any changes in the PRC laws, regulations, or interpretation or applicability of existing laws, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it would take for us to obtain such approval, and, even if we obtained such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer our common stock and list on a U.S. Stock Exchange, and the value of our common stock may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our and our operating subsidiary’s business.

Although we and our subsidiaries are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, because all of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

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We believe that we have been in compliance with all material data privacy and personal information requirements of the PDPO, and we have maintain appropriate internal processes to ensure continuing compliance with such requirements. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Hong Kong subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in Hong Kong and the profitability of such business.

The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities. We currently operate in Hong Kong which has a separate legal framework from that of mainland China. However, since Hong Kong is a special administrative region of China, there can be no assurance as to whether the government of Hong Kong will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Hong Kong in the future, which could be at any time and with no advance notice. Therefore, the legal and operational risks associated with operating in China also apply to operations in Hong Kong. If we were to become subject to such oversight, discretion and control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, which would materially affect the interests of the investors.

We conduct our operations and generate our revenue in Hong Kong. Our major suppliers and customers are currently all located in Hong Kong and China. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. The PRC economy is in transition from a planned economy to a market-oriented economy subject to plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in the PRC. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

●	changes in laws, regulations or their interpretation;
●	confiscatory taxation;
●	restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
●	expropriation or nationalization of private enterprises; and
●	the allocation of resources.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges or conduct securities offerings in the U.S.. However, to the extent that the Chinese government exerts more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers over time and if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue our listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

Given the Chinese government’s significant oversight and discretion over the conduct and operations of our business as we operate primarily in Hong Kong, a special administrative region of the PRC, any intervention, influence or control by the Chinese government may have a material impact on our business and on the value of our securities. The Chinese government may intervene or influence our operations at any time, and such intervention, influence, supervision or control could result in a material change in our operations and/or the value of our securities. In addition, recent statements by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

Regulatory authorities in mainland China continue to play a significant role in overseeing various sectors of Hong Kong’s economy through laws, regulations, and state involvement and ownership. While we are based in Hong Kong and operate under its separate legal system, future changes in local laws and regulations-including those related to taxation, environmental compliance, land use, property rights, and other areas-may impact our operations. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, just days after Didi Global Inc. (NYSE: DIDI) completed its $4.4 billion IPO on June 30, 2021, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi for failure to comply with data and cybersecurity laws and two days later ordered that the company’s app be removed from smartphone app stores. Eventually, on July 21, 2022, the CAC fined Didi approximately $1.19 billion, and Didi formally delisted from the NYSE on June 13, 2022.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. The Chinese government may, in the future, adopt or implement new laws, regulations, or policies that could affect our operations, including those conducted in or through Hong Kong. Any such regulatory changes or interventions could materially impact our business activities and the value of our common stock. Recent public statements by PRC authorities suggest increased oversight of overseas offerings by companies with ties to China or Hong Kong. If such measures are implemented, they could limit or prevent our ability to raise capital in foreign markets, which may materially and adversely affect the value or liquidity of our securities.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges or to conduct further securities offerings in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our common stock may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchanges in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

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In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On January 4, 2022, the CAC, in conjunction with 12 other government departments, issued the New Measures for Cybersecurity Review (the “New Measures”) on January 4, 2022. The New Measures amends the Draft Measures released on July 10, 2021 and became effective on February 15, 2022.

The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations have not been and are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management or directors based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a Texas holding company, and we conduct substantially all of our operations in Hong Kong, and substantially all of our assets are located in Hong Kong. In addition, all of our directors and officers are Chinese nationals and currently reside in mainland China and/or Hong Kong. As a result, it may be difficult for the stockholders outside of China, including U.S. stockholders, to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands, the United States and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Stockholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for stockholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. While neither detailed interpretations of, nor implementing rules under, Article 177 have been promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period was shortened to two upon the enactment of the Consolidated Appropriations Act, 2023. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires Auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. This three-year period was shortened to two upon the enactment of the Consolidated Appropriations Act, 2023. On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the Public Company Accounting Oversight Board (PCAOB) issued its report notifying the Commission that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong due to positions taken by authorities in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our current auditor, JWF Assurance PAC, is based in Singapore and is subject to PCAOB inspection. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Singapore or mainland China and Hong Kong and we continue to use an accounting firm headquartered in these areas to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA, as amended by the Consolidated Appropriations Act, 2023, and our securities may be delisted from Nasdaq as a result.

Furthermore, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act, as amended by the Consolidated Appropriations Act, 2023, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, may result in the delisting of our securities from applicable trading markets in the U.S. in the future if the PCAOB is unable to inspect our accounting firm at such future time.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this Annual Report, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

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We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner. Furthermore, as Article 177 is a recently promulgated provision, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to whether the issuer received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Hong Kong, which may experience corruption. Our proposed activities may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to our Hong Kong subsidiaries, either as a stockholder loan or as an increase in registered capital, may become subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. It is unclear if Hong Kong subsidiaries will be deemed a PRC subsidiary. If Hong Kong subsidiaries are deemed to be PRC subsidiaries, (i) any foreign loan procured by our Hong Kong subsidiaries will be required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) our Hong Kong subsidiaries will not be able to procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our Hong Kong subsidiaries, if required. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds we receive from our offshore financing activities and to capitalize our Hong Kong operations may be negatively affected, which could adversely affect our liquidity and ability to fund and expand our business. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our Hong Kong subsidiaries. This is because there is no statutory limit on the amount of registered capital for our Hong Kong subsidiaries, and we are allowed to make capital contributions to our Hong Kong subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the Hong Kong subsidiaries complete the relevant filing and registration procedures.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope. If Safe Circulars 16 and 19 are interpreted to apply to the Hong Kong Dollar, our ability to use Hong Kong Dollars converted from the net proceeds from our offshore financing activities to fund the establishment of new entities in Hong Kong, to invest in or acquire any other Hong Kong or PRC companies may be limited, which may adversely affect our business, financial condition and results of operations.

Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries apart from our capital raises at the holding company level. We conduct no other business and, as a result, we depend upon our Hong Kong operating subsidiaries’ earnings and cash flow to meet cash and financing requirements. If we decide in the future to pay dividends or make other payments, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. See also “Item 1. Business—Transfers of Cash within Our Group” for more details. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

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Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.

Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.

As a Texas holding company listed in the United States, we rely on dividends and other distributions from our Hong Kong subsidiaries for our cash and financing requirements, including funding U.S. dollar–denominated obligations and servicing any debt we may incur. We have also conducted recent equity offerings in the United States with proceeds denominated in U.S. dollars, and accordingly depend on the ability to transfer funds between jurisdictions. Although our operations are conducted primarily in Hong Kong, Hong Kong is a special administrative region of the PRC, and there is a possibility that PRC regulatory authorities could in the future impose restrictions on the transfer of cash out of Hong Kong or otherwise limit our ability to deploy such cash within our business or to make dividend payments. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our stockholders.

Current PRC regulations permit PRC subsidiaries to pay dividends to foreign parent companies only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, PRC subsidiaries are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their registered capital. Furthermore, if PRC subsidiaries and their subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to a foreign parent company, which may in turn restrict our ability to satisfy our liquidity requirements. If such restrictions on dividend and other payments are interpreted to apply to Hong Kong entities, our ability to rely on payments from our Hong Kong subsidiaries would be adversely affected.

In addition, the Enterprise Income Tax Law of the PRC, or the PRC EIT Law, and its implementation rules provide that a withholding tax rate of 10% will generally apply to dividends payable by PRC entities to non-PRC-resident enterprises, unless otherwise exempted or reduced pursuant to applicable tax treaties or arrangements.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

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Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

We and our stockholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investments in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a tax rate of 10%.

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Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the combined company seeks to acquire falls into the scope of security review, the combined company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The combined company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments in securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

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SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be utilized as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. It is unclear if these regulations will be expanded to include Hong Kong residents or citizens. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit our ability to contribute additional capital into our Hong Kong subsidiaries and limit our Hong Kong subsidiaries’ ability to distribute dividends to us if Hong Kong residents or citizens are covered under these PRC regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. It is unclear whether these regulations will be expanded in the future to cover our employees in Hong Kong. Our Hong Kong subsidiaries may become obligated to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to stockholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

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IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

DESCRIPTION OF CAPITAL STOCK

The disclosure contained in the accompanying prospectus under the heading “Description of Capital Stock” is updated solely to reflect the Company’s current authorized and outstanding share capital as set forth below. Except as set forth herein, there have been no material changes to the Company’s share capital or the rights of its securities as previously disclosed in the accompanying prospectus.

General

The Company is authorized to issue one class of stock. The total number of shares of stock which the Company is authorized to issue is 1,000,000,000 shares of capital stock, all of which are common stock. As of the date of this prospectus supplement, 4,520,698 shares of common stock are issued and outstanding.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate gross sales proceeds of up to $60,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our Common Stock. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government or hold the net proceeds as cash.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, support our operations, and finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Texas law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2026. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 4.1 million shares pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $10 million after deducting estimated fees and expenses; and

●	on a pro forma as adjusted basis to give effect to the issuance of and sale of a maximum of 43,795,620 shares of Common Stock in this “at the market” offering, at the assumed and reference point offering price of $1.37 per share, which was the Nasdaq Official Closing Price of our Common Stock on May 12, 2026, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	Pro Forma	Pro Forma as adjusted
Cash, cash equivalents and investments	$31,935,158	$42,319,625	$100,319,625

Short term debts (including short term loans from related parties)	$50,000	$50,000	$50,000
Stockholders’ Equity
Common stock, no par value; 1,000,000,000 shares authorized at March 31, 2026; 420,661 shares issued and outstanding at March 31, 2026, actual; 4,520,698 shares issued and outstanding, pro forma; 48,316,318 shares issued and outstanding, pro forma as adjusted	$-	$-	-
Additional paid-in capital	$62,737,484	$73,121,951	$131,121,951
Accumulated deficit	$(15,923,046)	$(15,923,046)	$(15,923,046)
Total stockholders’ equity	$46,814,438	$57,198,905	115,198,905
Total capitalization	$46,814,438	$57,198,905	115,198,905

S-28

DILUTION

If you purchase shares of our Common Stock in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of our Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

Our net tangible book value as of March 31, 2026 was approximately $42.11 million or approximately $100.11 per share of common stock based on 420,661 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of March 31, 2026.

Our pro-forma net tangible book value as of March 31, 2026 was approximately $52.49 million, or approximately $11.61 per share of common stock. Our pro-forma net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to our issuance of 4,100,000 shares pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $10 million after deducting estimated fees and expenses. Pro-forma net tangible book value per share represents our pro-forma net tangible book value divided by the total number of shares of common stock outstanding as of March 31, 2026, after giving effect to the pro-forma adjustments described above.

Our pro-forma as adjusted net tangible book value as of March 31, 2026 was approximately $110.49 million, or approximately $2.29 per share of common stock. Our pro-forma as adjusted net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to 1) the issuance of 4,100,000 shares pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $10 million after deducting estimated fees and expenses; 2) the issuance of and sale of a maximum of 43,795,620 shares of Common Stock in this “at the market” offering, at the assumed and reference point offering price of $1.37 per share, which was the Nasdaq Official Closing Price of our Common Stock on May 12, 2026, after deducting the estimated offering expenses payable by us. This represents an immediate decrease in the net tangible book value of $9.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $(0.92) per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.37
Historical net tangible book value per share as of March 31, 2026	$100.11
Pro-forma tangible book value per share as of March 31, 2026	$11.61
Decrease in pro-forma net tangible book value per share attributable to the pro forma adjustments described above	$88.50
Pro-forma as adjusted tangible book value per share as of March 31, 2026	$2.29
Decrease in pro-forma as adjusted net tangible book value per share attributable to the pro forma adjustments described above	$9.33
As adjusted pro-forma net tangible book value per share after giving effect to this offering		$2.29
Dilution per share to investors in this offering		$(0.92)

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.37 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $60,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.70 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $(1.33) per share, after deducting estimated offering expenses and commissions payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.37 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $60,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.66 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $(0.29) per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-29

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Aegis Capital Corp. (the “Sales Agent”) under which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $60,000,000 from time to time, at prevailing market prices, subject to a minimum price agreed with the Sales Agent, through the Sales Agent. The sales of our Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange.

Each time that we wish to issue and sell shares of our Common Stock under the Sales Agreement, we will provide a Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Sales Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions. The Sales Agent, in its sole discretion, may decline to accept any placement notice by notice to the Company within two (2) business days after receipt of the placement notice.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our Common Stock are sold through the Sales Agent under the Sales Agreement. Each confirmation will include the number of shares sold on such day, the compensation payable by the Company to the Sales Agent for such sales, and the net proceeds payable to the Company, with an itemization of the deductions made by the Sales Agent from the gross proceeds that it receives from such sales.

Settlement for sales of Common Stock under the Sales Agreement will occur on the first (1st) trading day following the date on which such sales are made (or on such other date as is industry practice for regular-way trading), in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means as we and the Sales Agent may agree upon.

Commissions and Expenses

We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate of three percent (3.0%) of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We also have agreed to reimburse the Sales Agent for all expenses incident to the performance of our obligations under the Sales Agreement including, without limitation, all fees, expenses in an amount not to exceed $60,000. We will also reimburse the Sales Agent the actual, accountable legal fees incurred by the Sales Agent in connection with updating due diligence in connection with the offering equal to (i) $2,500 following each filing of a Form 10-Q and (ii) $7,500 following each filing of an annual report on Form 10-K.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of Common Stock.

The offering of our shares pursuant to the Sales Agreement will terminate automatically upon the earlier of December 31, 2026 or the sale of all of our shares subject to the Sales Agreement and this prospectus supplement, or as otherwise permitted pursuant to the terms of the Sales Agreement. We and the Sales Agent may each terminate the Sales Agreement at any time subject to certain conditions set forth in the Sales Agreement.

We will file the Sales Agreement as an exhibit to a current report on Form 8-K with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

Indemnification

We have agreed to indemnify the Sales Agent, its partners, members, directors, officers, employees, and agents and each Person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

S-30

Other Relationships

The Sales Agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the Sales Agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Regulation M

The Sales Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Sales Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the Sales Agent acting as principal. Under these rules and regulations, the Sales Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Potential Conflicts of Interest

The Sales Agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the Sales Agent or by an affiliate. Other than this prospectus, the information on the Sales Agent’s website and any information contained in any other website maintained by the Sales Agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the Sales Agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Trading Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “INHD.”

S-31

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. We are being represented by Kirton McConkie, PC, Salt Lake City, Utah with respect to certain legal matters as to Texas State law. Certain legal matters in connection with this Offering will be passed upon for the Sales Agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. laws.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2025 and 2024 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and incorporated by reference into in this prospectus have been audited by JWF Assurance PAC and Simon & Edward, LLP, respectively, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) with the U.S. Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the SEC maintains at www.sec.gov. We file annual, quarterly and current reports and other information with the SEC.

S-32

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on December 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 filed with the SEC on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 2, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on July 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 filed with the SEC on February 3, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 1, 2026;

●	our Preliminary Schedule 14A filed with the SEC on February 6, 2025, and our Definitive Schedule 14A filed with the SEC on February 18, 2025;

●	our Preliminary Schedule 14A filed with the SEC on July 15, 2025, and our Definitive Schedule 14A filed with the SEC on July 29, 2025;

●	our Preliminary Schedule 14A filed with the SEC on February 3, 2026, and our Definitive Schedule 14A filed with the SEC on February 13, 2026;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024, October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024, December 23, 2024, January 3, 2025, January 16, 2025, January 29, 2025, March 10, 2025, March 18, 2025, March 31, 2025, April 3, 2025, June 6, 2025, July 8, 2025, August 13, 2025, September 10, 2025, and September 12, 2025, November 13, 2025, December 22, 2025, December 29, 2025, January 8, 2026, January 23, 2026, March 3, 2026, April 22, 2026, and May 4, 2026 (excluding information in Item 7.01 and the information in the press release attached in Exhibit 99.1 of this report), other than any portions thereof deemed furnished and not filed; and

●	our Registration Statement on Form S-8 filed with the SEC on July 9, 2025;

●	our description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on December 4, 2023, as supplemented by the “Description of Capital Stock” included in this prospectus supplement, and including any amendment or report filed for the purpose of updating such description;

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

RM1, 5/F, No. 43 Hung To Road, Kwun Tong

Kowloon, Hong Kong 999077

+852-54795450

You may also access these filings on our website at https://www.innoholdings.com or at the SEC’s website at www.sec.gov. We do not incorporate the information on our website into this prospectus and you should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

S-33

Prospectus

INNO HOLDINGS INC.

$150,000,000

Common Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell shares of common stock, debt securities, rights or warrants to purchase common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock or debt securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $150,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “INHD.” On December 23, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.70 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $17,345,957.2, based on 4,209,127 shares of outstanding common stock, of which 3,569,127 shares are held by non-affiliates, and a share price of $4.86 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on December 24, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 9 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated     , 2024.

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, we use the terms “INNO,” “Company,” “we,” “us,” and “our” in this prospectus to refer to Inno Holdings Inc. and, where appropriate, our subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “INNO” refer to Inno Holdings Inc.; and the term “securities” refers to the shares of our Common Stock registered hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;

●	our ability to maintain or protect the validity of our intellectual property;

●	interpretations of current laws and the passages of future laws;

●	the accuracy of our estimates regarding expenses and capital requirements;

●	our ability to adequately support organizational and business growth; and

●	the continued spread of COVID-19 and the resulting global pandemic and its impact on our financial condition and results of operations.

1

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARK

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary highlights information about our Company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “INNO” “the Company,” “we,” “us” and “our” refer to Inno Holdings Inc., a Texas corporation, and its subsidiaries.

Overview

Inno Holdings Inc. (“INNO,” “we,” “us,” or “Company”) is an innovative building-technology company with a mission to transform the construction industry with our proprietary cold-formed steel-framing technology and other building innovations. INNO recognized the inherent inefficiency and waste in traditional lumber-based construction techniques and sought to develop steel-based construction technologies to solve the problems. INNO takes its name from “innovation” and is committed to the research and development of steel studs/tracks/headers, providing higher performance and greater efficiencies in all aspects of construction, making better structural solutions for both commercial and residential buildings, resulting in substantial labor cost savings, in our view. The Company’s products are created using a combination of intelligent machines and cutting-edge techniques to provide an optimal design solution of framing for engineers, builders, and construction companies. We are currently a manufacturer of cold-formed-steel members and we offer a full range of services required to transform raw materials into precise steel framing products and prefabricated homes. We sell these finished products either to businesses or directly to customers. The finished products and cold-formed-steel members are used in a variety of building types, including residential, commercial, industrial, and infrastructure. We hope to transform the building industry by reducing construction times while providing more affordable, environmentally sustainable, and durable solutions compared to traditional construction materials and methods. We believe we are also well positioned to disrupt the construction industry, which now accounts for $10 trillion of the global economy.

We work with our customers to manufacture products in accordance with the customers’ drawings and specifications. Our work complies with specific national and international codes and standards applicable to the construction industry. We believe that we have earned our reputation through outstanding technical expertise, attention to detail, and a total commitment to excellence in customer service.

Our primary manufacturing operations are located on approximately five acres in Brookshire, Texas. Our facility houses state-of-the-art equipment that gives us the capability to manufacture 15,000 linear feet of product per day. We offer a full range of services such as structural designs, metal stud production, and preassembly of metal studs into steel wall panels, which are required to transform raw materials into finished products that are compliant with local building codes. Our manufacturing capabilities include fabrication operations, such as cutting, punching, forming and assembling, and machine operations, which includes computer numerical controlled (“CNC”) machine operations. We also provide support services for our manufacturing capabilities: manufacturing engineering (planning, fixture and tooling development, and manufacturing), quality control (inspection and testing), materials procurement, production control (scheduling, project management, and expediting), and final assembly.

All manufacturing at our facility is done in accordance with our written quality assurance program, which meets specific national codes as well as international codes, standards, and specifications. For example, we have ICC-ES evaluation reports (ESR-4641) that show that our cold-formed steel-framing members are compliant with the 2018 and 2015 International Building Code (“IBC”), 2019 California Building Code (“CBC”), and 2020 Florida Building Code. The standards used for each customer project are specific to each customer’s needs, and we have implemented those standards into our manufacturing operations.

In 2024, we successfully launched a new revenue stream through our newly established subsidiary, Inno AI Tech Corp., which specializes in research and consulting services.

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Recent Developments

September 2024 Share Transfers

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA I”), by and between the Company, Zfounder Organization Inc. (“Zfounder”) as the “SPA I Seller,” West Lake Club Inc. (“West Lake Club”), Next Level Market Fund Inc. (“Next Level”) and each of the investors signatory thereto (the “SPA I Investors”). Pursuant to SPA I, the SPA I Seller agreed to sell 100,000 privately held shares (the “SPA I Shares”) of common stock, no par value (“Common Stock”) of the Company to the SPA I Investors for a total purchase price of $300,000 (the “SPA I Purchase Price”). SPA I closed on October 10, 2024.

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA II”), by and between the Company, Zfounder as the “SPA II Seller” and each of the investors signatory thereto (the “SPA II Investors”). Per SPA II, the SPA II Seller agreed to sell 742,578 privately held shares (the “SPA II Shares”) of Common Stock to the SPA II Investors for a total purchase price of $2,700,000 (the “SPA II Purchase Price”). SPA II closed on October 29, 2024.

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA III” and, together with SPA I and SPA II, the “SPAs”), between the Company, Zfounder, West Lake Club, Next Level (together with West Lake Club and Zfounder, each a “SPA III Seller” and, collectively the “SPA III Sellers”) and each of the investors signatory thereto (the “SPA III Investors”). Pursuant to SPA III, the SPA III Sellers agreed to sell 842,578 privately held shares of Common Stock to the SPA III Investors for a total purchase price of $4 million. The conditions to close the transactions contemplated by SPA III include, among other things: (i) the resignation of two current directors of the Company; and (ii) the appointment of two directors recommended by the SPA III Investors. The closing will occur on the date that is six months from the closing of SPA II.

Reverse Stock Split

On October 8, 2024, the Company filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of Texas to effect on the corporate level a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Common Stock, no par value.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on October 10, 2024. The trading symbol for the Common Stock remains “INHD”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 4576JP208.

As a result of the Reverse Stock Split, every ten (10) shares of the pre-split issued and outstanding shares of Common Stock automatically converted into one (1) post-split share of Common Stock. All fractional shares were rounded up to the nearest whole share.

Nasdaq Notice of Failure to Company with Continue Listing Standards

On April 12, 2024, the Company received a letter (the “First Notice”) from The Nasdaq Stock Market, LLC (the “Nasdaq”) notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

On October 10 2024, the Company received a new letter (the “Delisting Notice”) from The Nasdaq Stock Market notifying the Company that, as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Capital Market. Unless the Company submits an appeal and a hearing request appealing the delisting determination to Nasdaq by no later than 4:00pm Eastern Time on October 17, 2024 (the “Appeal Deadline”), the Company’s common stock will be suspended at the opening of business on October 21, 2024 and will be delisted from the Nasdaq Capital Market.

On October 16, 2024, the Company intended to appeal Nasdaq’s determination to a hearings panel (the “Hearings Panel”).

On October 25, 2024, the Company received written notice (the “Compliance Notice”) from the Nasdaq Office of General Counsel of Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement, and that the Company’s securities will continue to be listed and traded on The Nasdaq Stock Market. In the Compliance Notice, Nasdaq notified the Company that the hearing before the Hearings Panel on December 12, 2024 is no longer required and has been cancelled.

Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and the matter is now closed.

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Departure and Appointment of Certain Officer and Directors

On October 15, 2024, the Board of Directors (“Board”) of the Company accepted the resignation of Tianwei Li from his position as Chief Executive Officer of the Company. Mr. Li continues to serve as the Company’s Chief Financial Officer and as a director.

On October 15, 2024, the Board accepted the resignation of Li Gong from her position as Chief Operations Officer.

On October 15, 2024, the Board accepted the resignation of Ying Liu from her position as Chairwoman and a director of the Board.

On October 15, 2024, the Board accepted the resignation of Chen Sung from his position as a director of the Board. Mr. Sung was an independent director of the Company and served as chairman of the Compensation Committee and the Audit Committee.

On October 15, 2024, upon the recommendation of the SPA II Investors in accordance with SPA II, the Board appointed Ding Wei, effective October 15, 2024, to fill the Chief Executive Officer, director and chairman vacancy and to hold such positions until his resignation or removal. Mr. Wei, 44 years old, has been the founder, chairman, and general manager of Yangzhou Ruide Fei Technology Co., Ltd. and Yangzhou Yu Chen Saiwen Information Consulting Co., Ltd. since July 2014. Mr. Wei holds a bachelor’s degree in computer science and information systems from CARICH Education of New Zealand. The Company will compensate Ding Wei for his service as chief executive officer of the Company at a salary of $60,000 annually, subject to his continued service.

On October 15, 2024, upon the recommendation of the SPA II Investors in accordance with SPA II, the Board appointed Yufang Qu, effective thereof, to the Board to fill the director vacancy left by Chen Sung and to hold such office until their resignation or removal. Ms. Qu, 58 years old, served as an accountant of Shuangyashan Shijixing Construction Engineering Co., Ltd. from 2004 to 2022. Ms. Qu graduated from Shuangyashan Radio and Television University in 1993 with a bachelor’s degree in financial accounting. The Company will compensate Yufang Qu for her service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Yufang Qu will receive $10,000 in cash per quarter, subject to her continued service on the Board, respectively. Yufang Qu is expected to serve on the Compensation Committee and Audit Committee.

On October 23, 2024, the Board received and accepted the resignation of Tianwei Li from his position as a director of the Board. Mr. Tianwei Li continues to serve as the Company’s Chief Financial Officer.

On October 23, 2024, the Board received and accepted the resignation of Hongbo Li from his position as a director of the Board. Mr. Hongbo Li was an independent director of the Company and served on the Compensation Committee and the Audit Committee.

On October 23, 2024, the Board appointed Mengshu Shao, effective October 23, 2024, to the Board to fill the director vacancy left by Mr. Tianwei Li and to hold such office until her resignation or removal. Mengshu Shao, 33 years old, served as internal auditor manager at Agile Group from October 2021 to September 2024. From May 2019 to September 2021, Ms. Shao held the position of internal auditor at Cedar Holdings. From August 2016 to April 2019, Ms. Shao worked as an auditor at PwC Mainland China. Ms. Shao graduated from Jinan University in June 2016 with a master’s degree in accounting. The Company will compensate Mengshu Shao for her service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Mengshu Shao will receive $10,000 in cash per quarter, subject to her continued service on the Board, respectively.

On October 23, 2024, the Board appointed Yongbo Mo, effective October 23, 2024, to the Board to fill the independent director vacancy left by Mr. Hongbo Li and to hold such office until his resignation or removal. Yongbo Mo, 28 years old, has been working at Shanghai Haineng Investment Consulting Company as a Product Manager since February 2022. From June 2018 to January 2022, Mr. Mo served as a Media Manager at Zhengzhou Houde Technology Co., Ltd. Mr. Mo graduated from Zhengzhou Information Technology Vocational School in September 2017 with a bachelor’s degree in Investment and Finance. The Company will compensate Yongbo Mo for his service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Yongbo Mo will receive $10,000 in cash per quarter, subject to his continued service on the Board, respectively. Yongbo Mo is expected to serve on the Compensation Committee and Audit Committee.

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October 2024 Private Placement

On October 31, 2024, the Company entered into a securities purchase agreement with certain investors, providing for the sale and issuance of 500,000 shares of the Company’s common stock, no par value, for an aggregate purchase price of $2,000,000 at $4.00 per share (the “October 2024 Private Placement”). The offering closed on November 6, 2024.

On October 31, 2024, in connection with the October 2024 Private Placement, the Company entered into a registration rights agreement with the investors. The registration rights agreement provided, among other things, that the Company will as soon as reasonably practicable, and in any event no later than December 31, 2024, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock. The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

November 2024 Private Placement

On November 13, 2024, the Company entered into a securities purchase agreement with nine non-U.S. investors, pursuant to which the Company agreed to issue and sell in a private placement offering (the “November 2024 Private Placement”) an aggregate of 729,167 shares of common stock, no par value, at a purchase price per share of $4.80, for gross proceeds of approximately $3.5 million, of which proceeds will be used for working capital and other general corporate purposes. The offering closed on December 13, 2024.

In connection with the November 2024 Private Placement, the Company entered into a registration rights agreement with the investors, pursuant to which, among other things, the Company is required to prepare and file with the SEC one or more registration statements to register for the resale of the shares no later than December 31, 2024. The Company is required to use best efforts to have such registration statement(s) declared effective as promptly as possible thereafter.

December 2024 Private Placement

On December 11, 2024, the Company entered into a securities purchase agreement with nine non-U.S. investors, pursuant to which the Company agreed to issue and sell in a private placement offering (the “December 2024 Private Placement”) an aggregate of 700,000 shares of common stock, no par value, at a purchase price per share of $2.50, for gross proceeds of approximately $1.75 million, of which proceeds will be used for working capital and other general corporate purposes. The offering closed on December 23, 2024.

In connection with the December 2024 Private Placement, the Company entered into a registration rights agreement with the investors, pursuant to which, among other things, the Company is required to prepare and file with the SEC one or more registration statements to register for the resale of the Shares no later than January 31, 2025. The Company is required to use best efforts to have such registration statement(s) declared effective as promptly as possible thereafter.

Business Developments

On December 13, 2024, we announced that the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. Furthermore, since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

Corporate Information

Our principal executive office is located at 2465 Farm Market 359 South, Brookshire, TX 77423. Our corporate website address is https://www.innoholdings.com. Our telephone number is (800) 909-8800.

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Corporate Structure

The Company was incorporated in Texas on September 8, 2021. It originally had three subsidiaries, Inno Metal Studs Corp (“IMSC”), Castor Building Tech LLC (“CBT”), and Inno Research Institute LLC (“IRI”).

On January 21, 2024, the Company established Inno Disrupts Inc., a wholly owned subsidiary in Texas. The purpose of Inno Disrupts Inc. is to remodel buildings using the Company’s framing steel products, enhance producing and marketing capabilities, manage the designated buildings in US, and other activities.

On January 27, 2024, the Company and the minority shareholder of IRI agreed to dissolve IRI, a subsidiary of IMSC with 65% ownership. The R&D activities previously carried out by IRI will be transferred to the new subsidiary, Inno AI Tech Corp.

On February 11, 2024, the Company formed Inno AI Tech Corp., a wholly owned entity in Texas to conduct AI tech research and consulting activities.

On October 18, 2024, the Company completed the acquisition of 10,000 shares of Lear Group Limited (“Lear”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Lear became a wholly-owned subsidiary of the Company. The acquisition of Lear was undertaken to support the Company’s entry into a new business initiative focused on electronic product trading.

On December 13, 2024, the Company completed the acquisition of 10,000 shares of Baymax High Technology Co., Limited (“Baymax”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Baymax became a wholly-owned subsidiary of the Company.

Below is the corporate structure of the Company as of the date of the prospectus:

Going Concern

As of September 30, 2024, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Information Regarding our Capitalization

As of December 24, 2024, we had 4,209,127 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	warrants to purchase shares of our common stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $150,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the capital stock of the Company. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of formation and amended and restated bylaws, as amended, copies of which have been filed with the SEC and applicable law. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our amended and restated certificate of formation, amended and restated bylaws, and to the applicable provisions of Texas law.

General

The Company is authorized to issue one class of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, all of which are common stock, which 4,209,127 shares of which are issued and outstanding as of December 24, 2024. As of December 24, 2024, there were 31 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

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Dividend Rights. Subject to limitations under Texas law, holders of the Company’s common stock may receive dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable.

Registration Rights Agreement

Pursuant to an Investors’ Rights Agreement by and between us and certain investors, we are obligated to register for resale the total registrable shares of common stock of such investors. We must register such shares within one hundred eighty (180) days after the effective date of the registration statement for the Company’s initial public offering and if the Company receives a request from 50% of the registerable common stock. We must also file a Form S-3 registration statement after eligibility if the Company receives a request from 50% of the registerable common stock.

Anti-takeover Effects of Certain Provisions of Our Shareholders Agreement, Bylaws and Texas Law

Our shareholders agreement, amended and restated bylaws and the Texas Business Organizations Code (“TBOC”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Exclusive Forum

Our amended and restated bylaws provide that the state or federal courts located in Harris County, Texas will be the exclusive forum for: (i) any actual or purported derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty by any of our current or former directors or officers; (iii) any action asserting a claim against us or our current or former directors or officers arising pursuant to the Texas Business Organizations Code, or the TBOC, our amended and restated certificate of formation, or our amended and restated bylaws; or (iv) any action asserting a claim against us or our current or former officers or directors that is governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This provision does not apply to claims brought under the Securities Act or the Exchange Act. The exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes.

Our Board may generally issue shares of common stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

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Vacancies

Our amended and restated certificate of formation provides that directors may be removed only for cause. In addition, our amended and restated certificate of formation also provides that any vacancy occurring in our Board may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of our Board), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our certificate of formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our amended and restated certificate of formation provides that special meetings of our shareholders may be called at any time by our Board, the chairman of the Board or the chief executive officer of the Company. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of individuals for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to the anniversary date or delayed more than 60 days after the anniversary date, then to be timely the notice must be received by the Company no later than 70 days prior to the date of the annual meeting or the close of business on the 7th day following the earlier of the date on which notice of the annual meeting was first mailed or the date on which the meeting date is announced publicly. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our shareholders agreement provides that any action required or permitted to be taken at a meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders.

Amendment and restatement of bylaws

Our amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our amended and restated certificate of formation.

The combination of the classification of our Board and the lack of cumulative voting will make it more difficult for shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

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These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Brookshire, Texas.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Right of first refusal

Under the shareholders agreement, our shareholders grant us a right of first refusal to purchase all or any portion of transfer stock that any shareholder may propose to transfer. These provisions are designed to reduce our vulnerability to having unfamiliar individuals hold shares of our Company’s stock, which safeguards our financial and ownership interests.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our amended and restated bylaws include a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

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Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

●	prior to such time, our Board approved either the business combination of the transaction which resulted in the shareholder becoming an affiliated shareholder; or

●	not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 2/3 of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our Board because the shareholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC., 18 Lafayette Place, Woodmere, New York 11598. Their phone number is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “INHD.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities or common stock will be separately transferable;

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●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Inno Holdings Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

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We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

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General

We may issue units comprised of one or more shares of our common stock, debt securities, rights and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), “at the market” offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

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To the extent that we make sales through one or more underwriters or agents in “at the market” offerings, we will do so pursuant to the terms of a sales agency financing agreement or other “at the market” offering arrangement between us and the underwriters or agents. If we engage in “at the market” sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the Common Stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any Common Stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our Common Stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over- allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

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LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters or placement agents of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and incorporated by reference into in this prospectus have been audited by Simon & Edward, LLP and TAAD LLP, respectively, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at https://www.innoholdings.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 9, 2024;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024,October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024,/December 17, 2024, and December 23, 2024, other than any portions thereof deemed furnished and not filed; and

●	our description of our common stock contained in the Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on January 16, 2024.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

2465 Farm Market 359 South

Brookshire, TX 77423

(800) 909-8800

You may also access these filings on our website at https://www.innoholdings.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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Up to $60,000,000

Common Stock

INNO HOLDINGS INC.

PROSPECTUS SUPPLEMENT

Dated May 15, 2026